CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No.2 to Registration Statement No. 333-143792 of First Trust Active Dividend Income Fund on Form N-2 of our report dated July 20, 2007, appearing in the Statement of Additional Information, which is a part of such Registration Statement. We also consent to the reference to us as experts under the caption "Independent Registered Public Accounting Firm" also appearing in the Statement of Additional Information.


DELOITTE & TOUCHE LLP
Chicago, IL

September 19, 2007